Bylaws of
Pacific Gas and Electric Company (“the Utility”)
Amended and Restated as of May 18, 2023 (“Effective Date”)
ARTICLE I
SHAREHOLDERS
1.  Place of Meeting. Meetings of the shareholders shall be held at such place, within or without the State of California, as may be designated from time to time by the Board of Directors (the “Board”).
A meeting of the shareholders may be conducted, in whole or in part, by electronic transmission by and to the Utility or by electronic video screen communication if: (a) the Utility implements reasonable measures to provide shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, and (b) the Utility maintains a record of the vote or action and any shareholder votes or other shareholder actions taken at the meeting by means of electronic transmission to the Utility or electronic video screen communication.
Any request by the Utility to a shareholder under Section 20(b) of the California Corporations Code for consent to conduct a meeting of shareholders by electronic transmission must include a notice that, absent consent of the shareholder, the meeting will be held at a physical location.
2.  Annual Meetings. The first annual meeting of shareholders following the Effective Date is designated to take place on the date and at the time determined by the Board, which date must be within 15 months of the Effective Date. Thereafter, the annual meeting of shareholders must be held each year on a date and at a time designated by the Board.
Written notice of the annual meeting shall be given not less than ten (or, if sent by third- class mail, thirty) nor more than sixty days prior to the date of the meeting to each shareholder entitled to vote thereat. The notice shall state the place (if any), date, and hour of such meeting, the means of electronic transmission by and to the Utility or electronic video screen communication (if any) by which shareholders may participate in that meeting, and those matters which the Board, at the time of mailing, intends to present for action by the shareholders.
Notice of any meeting of the shareholders shall be given by mail, electronic transmission, or other written communication to each holder of record of the stock entitled to vote thereat, at his address, as it appears on the books of the Utility.
For purposes of this Section 2 only, “electronic transmission” from the Utility means a communication (a) delivered by (i) facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, for that shareholder on record with the Utility, (ii) posting on an electronic message board or network which the Utility has designated for those communications, together with a separate notice to the recipient of the posting, which transmission shall be validly delivered upon the later of the posting or delivery of the separate notice thereof, or (iii) other means of electronic communication, (b) to a shareholder who has provided an unrevoked consent to the use of those means of transmission for such communications, and (c) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form. In addition, the consent to an electronic transmission by the Utility to an individual shareholder shall be preceded by or include a clear written statement to the shareholder as to: (a) any right of the recipient to have the record provided or made available on paper or in non-electronic form, (b) whether the consent applies only to that transmission, to specified categories of  communications, or to all communications from the Utility, and (c) the procedures the recipient must use to withdraw consent.
At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of the annual meeting (or any supplement thereto) given by or at the direction of the Board, or (b) otherwise properly brought before the annual meeting by a shareholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.
For business to be properly brought before an annual meeting of shareholders by a shareholder, including the nomination of any person (other than a person nominated by or at the direction of the Board) for election to the Board, the shareholder must have given timely and proper written notice to the Corporate Secretary of the Utility pursuant to this Section 2. Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors.
To be timely, the shareholder’s written notice must be received at the principal executive office of the Utility not more than 120 days and not less than ninety days before the anniversary date of the prior year’s annual meeting of shareholders; provided, however, that if the annual meeting to which the shareholder’s written notice relates is to be held on a date that differs by more than thirty days from the date of the last annual meeting of shareholders, the shareholder’s written notice to be timely must be so received not later than the close of business on the tenth day following the date on which public disclosure of the date of the annual meeting is made or given to shareholders. In the case of the first annual meeting of shareholders to be held after the Effective Date, the shareholder’s written notice to be timely must be so received not later than the close of business on the tenth day following the date on which public disclosure of the date of the annual meeting is made or given to shareholders. Any shareholder’s written notice that is delivered after the close of business (5:00 p.m. local time) will be considered received on the following business day. As used in these Bylaws, “public disclosure” shall include disclosure in a press release or in a document publicly filed by the Utility with the United States Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934 (and its successors) (the “Exchange Act”) and the rules and regulations promulgated thereunder.
To be proper, the shareholder’s written notice must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the text of the proposal or business to be brought before the annual meeting (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (c) the name and address of the shareholder as they appear on the Utility’s books, and the name and address of any of its Associated Persons (defined below), (d) the class and number of shares of the Utility that are beneficially owned or held of record by the shareholder or any of its Associated Persons, and a description of all Disclosable Interests (defined below) (i) held by the shareholder or any of its Associated Persons or (ii) to which any of them is a party, a description of all agreements, arrangements, or understandings between or among (i) such shareholder, (ii) any Associated Person, and/or (iii) any other person or persons (naming such person or persons), in each case relating to the business to be brought before the annual meeting or pursuant to which such business is to be proposed by such shareholder, (f) any material interest of the shareholder or Associated Parties in such business, and (g) other such information concerning the shareholder, any of its Associated Persons, and such item of business as would be required under the rules of the SEC in a proxy statement soliciting proxies in support of the item of business proposed to be brought before the annual meeting; provided, however, that the disclosures required by this Section 2 shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company, or similar nominee solely as a result of such entity being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner or beneficial owners.
In addition, if the shareholder’s written notice relates to the nomination at the annual meeting of any person for election to the Board, such notice to be proper  must also set forth (a) the name, age, business address, and residence address of each person to be so nominated, (b) the principal occupation or employment of each such person, (c) the number of shares of capital stock of the Utility beneficially owned by each such person and any and all Disclosable Interests held by each such person to which each such person is a party, (d) a description of all agreements, arrangements, or understandings (including compensation) between or among (i) such shareholder, (ii) each nominee, (iii) any Associated Person, and/or (iv) any other person or persons (naming such person or persons), in each case relating to the nomination or pursuant to which the nomination or nominations are to be made by such shareholder and/or relating to the candidacy or service of the nominee as a director of the Utility, (e) a representation that the shareholder is a holder of record of stock of the Utility entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (f) a representation that the shareholder will (i) solicit proxies from shareholders of the Utility’s outstanding capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of directors, (ii) include a statement to that effect in its proxy statement and/or the form of proxy, (iii) otherwise comply with Rule 14a-19 promulgated under the Exchange Act and (iv) provide the Corporate Secretary of the Utility not less than five business days prior to the meeting or any adjournment or postponement thereof, with reasonable documentary evidence (as determined by the Secretary in good faith) that such shareholder complies with such representations, (g) such other information concerning each such person as would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such person as a director, and accompanied by a consent, signed by each such person, to serve as a director of the Utility if elected, and (h) if any such nominee, the shareholder nominating the nominee, or any such Associated Person expresses an intention or recommendation that the Utility enter into a strategic transaction, any material interest in such transaction of each such proposed nominee, shareholder, or Associated Person, including without limitation, any equity interests or any Disclosable Interests held by each such nominee, shareholder, or Associated Person in any other person, the value of which interests could reasonably be expected to be materially affected by such transaction. In addition, such notice must contain a  written and signed representation and agreement of each such nominee, pursuant to which such nominee represents and agrees that he or she (a) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director, will act or vote on any issue or question or that could reasonably be expected to limit or interfere with such nominee’s ability to comply with his or her fiduciary duties under applicable law that has not been disclosed to the Utility, (b) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Utility with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Utility, and (c) if elected as a director, will comply with all of the Utility’s then existing corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies, codes, and guidelines and any other Utility policies, codes, and guidelines applicable to directors. To be proper notice, the shareholder’s notice also must include a written questionnaire completed by the proposed nominee with respect to the background and qualifications of such proposed nominee (which form of questionnaire shall be provided by the Corporate Secretary upon request).
The Utility may require any proposed nominee, whether nominated by a shareholder or otherwise, to furnish such other information as it may reasonably require to determine (a) the eligibility of such proposed nominee to serve as a director of the Utility, and (b) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Utility.

In addition, for a shareholder’s written notice to the Corporate Secretary to be proper and timely, a shareholder providing notice of any business (including the nomination of any person for election to the Board) proposed to be made at any annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement (or, if applicable, written confirmation that the information provided in such notice is still true and correct as of the applicable date) shall be delivered to, or mailed to and received by, the Corporate Secretary at the principal executive office of the Utility no later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and no later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). A shareholder, in his or her initial written notice of any business to the Corporate Secretary, shall confirm his or her intention to update and supplement such notice as required herein. Notwithstanding the foregoing, if a shareholder providing notice in order to solicit proxies in support of director nominees other than the Utility’s nominees, if any, no longer intends to solicit proxies in accordance with its representations pursuant to this Section 2, such shareholder shall inform the Utility of this change by delivering a writing to the Corporate Secretary no later than two business days after the occurrence of such change.
Nothing in these Bylaws shall be deemed to affect any rights of a shareholder to request inclusion of proposals in the Utility’s proxy statement pursuant to Rule 14a-8 (or any successor thereof) and Rule 14a-19 (or any successor thereof) promulgated under the Exchange Act. Notwithstanding anything in these Bylaws to the contrary, except for proposals properly and timely made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of annual meeting given by or at the direction of the Board, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.

In the event the Utility receives proxies for disqualified or withdrawn nominees for the Board, such votes for such disqualified or withdrawn nominees in the proxies will be treated as abstentions. The number of nominees each shareholder may nominate for election at an annual meeting shall not exceed the number of directors to be elected at such annual meeting. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
As used in this Section 2, “Associated Person” shall mean (a) the beneficial owner or beneficial owners on whose behalf the written notice of business proposed to be brought before the annual meeting is made, if different from the shareholder proposing such business, and (b) each “affiliate” or “associate” (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of each such shareholder or beneficial owner.
As used in this Section 2, “Disclosable Interest” shall mean any agreement, arrangement, or understanding (including but not limited to any derivatives, swaps, long or short positions, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares that are held or have been entered into, directly or indirectly, by or on behalf of such shareholder, the nominee proposed by such shareholder, as applicable, or any such Associated Person), the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, provide the opportunity to profit from share price changes to, or maintain, increase, or decrease the voting power of, such shareholder, proposed nominee, as applicable, or any such Associated Person, with respect to shares of stock of the Utility; provided, however, that Disclosable Interests shall not include any such disclosures with respect to any broker, dealer, commercial bank, trust company, or similar nominee solely as a result of such entity being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner or beneficial owners.
3.  Special Meetings.
(a)   Special meetings of the shareholders shall be called by the Corporate Secretary or an Assistant Corporate Secretary at any time on order of the Board, the Chairperson of the Board, the Vice Chairperson, the Chairperson of the Executive Committee, or the President (including any Executive Vice President who has been granted the duties and powers of the President consistent with Article III, section 6).
Special meetings of the shareholders shall also be called by the Corporate Secretary or an Assistant Corporate Secretary upon the written request of holders of shares entitled to cast not less than ten percent of the votes at the meeting measured as of the record date established pursuant to Article I, Section 3(b) of these Bylaws (such request, a “Special Meeting Request”).
(b)   Any shareholder seeking to submit a Special Meeting Request must deliver a notice to the Corporate Secretary which requests the Board to set a record date for determining shareholders entitled to request a special meeting under Section 600(d) of the California Corporations Code (a “Record Date Request”). Such Record Date Request must state (i) a brief description of the purpose of the meeting and (ii) the class and number of shares of the Utility that are beneficially owned by the requesting shareholder. Within twenty-eight days of receiving the Record Date Request in the proper form, the Board shall set a record date for the requesting of a special meeting in accordance with Section 701 of the California Corporations Code. If the Board fails to set a record date within such twenty-eight-day period, the record date for determining shareholders entitled to request a special meeting for the matters disclosed in the Record Date Request shall be the close of business on the twenty-eighth day after the date such Record Date Request is received by the Corporate Secretary (or, if such twenty-eighth day is not a business day, the first business day thereafter). A Special Meeting Request shall be in writing, shall be delivered to the Chairperson of the Board, the Vice Chairperson of the Board, the Chairperson of the Executive Committee, the President, or the Corporate Secretary, and shall state (i) the purposes of the meeting, (ii) the business proposed to be transacted at such meeting and the reasons for conducting such business at the meeting, and (iii) if such request is made by a shareholder, the text of the proposal or business to be brought before the meeting (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment). In connection with any special meeting of the shareholders called in accordance with the provisions of this Section 3, upon written request in proper form sent pursuant to Section 601(c) of the California Corporations Code (or any successor provision) by the person or persons (other than the Board) calling such meeting, it shall be the duty of the Corporate Secretary, subject to the immediately succeeding sentence, to cause notice of such meeting to be given in accordance with Article I, Section 2, Paragraph 3 of these Bylaws as promptly as reasonably practicable and, in connection therewith, to establish the place and, subject to Section 601(c) of the California Corporations Code (or any successor provision), the date and hour of such meeting.
(c)   To be in proper form, any Record Date Request or Special Meeting Request submitted by or on behalf of a shareholder or shareholders shall include the information required in Article I, Section 2 of these Bylaws. Within five business days after receiving such a shareholder request, the Board shall determine whether such shareholder or shareholders have satisfied the requirements for requesting a record date or calling a special meeting of the shareholders in accordance with the provisions of this Section 4, and shall notify the requesting party or parties of its finding.
4.   Determination of Proper Business. Each of the Board, the Chairperson of the Board, the lead director, and the presiding officer of any annual or special meeting of shareholders shall have the power to determine whether business was properly and timely proposed in accordance with the provisions of this Article I, and if any of them should determine that such business is not in compliance with Article I, the presiding officer of the annual or special meeting of shareholders shall have the authority to declare at the meeting that any such business was not properly and timely brought before the meeting and shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Corporation. Notwithstanding the foregoing provisions of this Article I, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders to present a nomination (including any nominee included in the Utility’s proxy materials under Rule 14a-19 under the Exchange Act) or other proposed business (including any proposal included in the Utility’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Exchange Act), such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Utility.
5.  Voting at Meetings. At any meeting of the shareholders, each holder of record of stock shall be entitled to vote in person or by proxy (as defined in Section 178 of the California Corporations Code).
6.  No Cumulative Voting. No shareholder of the Utility shall be entitled to cumulate his or her voting power.
7.  Qualified Representatives. For purposes of this Article I, to be a "qualified representative” of the shareholder, a person must be a duly authorized officer, manager, or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the applicable annual or special meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, along with personal identification demonstrating the representative’s identity, and in a format acceptable to the Utility, at the applicable annual or special meeting.
ARTICLE II
DIRECTORS.
1.   Number and Composition.
(a)   The Board shall consist of such number of directors, not fewer than twelve (12) nor more than sixteen (16). The exact number of directors shall be within the limits specified above, fixed from time to time by the Board.
(b)   In accordance with Section 301.5 of the California Corporations Code, the Board of this Utility shall be divided into two classes, designated Class A and Class B (each, a “Class”). The composition of the Classes shall be as follows:
(i)   At the Effective Date, the directors in Class A shall be composed of a number of directors that is half of the Board, as fixed by the Board at the Effective Date (or, if such number of directors is fixed at an odd number, half of such fixed number, rounded down to the nearest whole number) (the “Class A Directors”) who shall serve as directors for an initial term that will expire upon the annual meeting of shareholders that occurs in 2021 (the “2021 Meeting”). Successors to the Class A Directors who are elected to the Board at the 2021 Meeting shall be elected as Class A Directors for a term that will expire upon the annual meeting of shareholders in 2023 (the “2023 Meeting”). Any successors to Class A Directors whose term expires at the 2023 Meeting shall be elected for one year terms.
(ii)   At the Effective Date, the directors in Class B shall be composed of a number of directors that is half of the Board, as fixed by the Board at the Effective Date (or, if such number of directors is fixed at an odd number, half of such fixed number, rounded up to the nearest whole number) (the “Class B Directors”) who shall serve as directors for an initial term that will expire upon the annual meeting of shareholders that occurs in 2022 (the “2022 Meeting”). Successors to the Class B Directors who are elected to the Board at the 2022 Meeting shall be elected as Class B Directors for a term that will expire upon the annual meeting of shareholders in 2024 (the “2024 Meeting”). Any successors to Class B Directors whose term expires at the 2024 Meeting shall be elected for one-year terms.
(iii)   Any director appointed to the Board prior to the 2024 Meeting to fill a vacancy caused by the death or resignation of a director will be in the same Class as the director whose death or resignation created such vacancy.
(iv)   In accordance with Section 301.5(b) of the California Corporations Code, if, prior to the 2024 Meeting, the Board increases the number of directors, the directors appointed or elected to fill the vacancies thereby created shall be allocated by the Board to a Class so as to keep the two Classes as close to equal in number as possible.
After the 2024 meeting, the Board will no longer be so divided into classes and all directors will serve approximately one year terms that shall expire upon the following annual meeting of shareholders in accordance with Section 301 of the California Corporations Code.
2.   Powers. Subject to the provisions of the California General Corporation Law and any limitations in the Articles of Incorporation relating to action required to be approved by the shareholders or by the outstanding shares, or by a less than majority vote of a class or series of preferred shares, the business and affairs of the Utility will be managed and all corporate powers will be exercised by or under the direction of the Board.
3.   Committees. The Board may, by resolution adopted by a majority of the authorized number of directors, designate and appoint one or more committees as the Board deems appropriate, each consisting of two or more directors, to serve  at the pleasure of the Board; provided, however, that, as required by this Utility’s Articles of Incorporation, the members of the Executive Committee (should the Board designate an Executive Committee) must be appointed by the affirmative vote of two-thirds of the authorized number of directors. Any such committee, including the Executive Committee, shall have the authority to act in the manner and to the extent provided in the resolution of the Board designating such committee and may have all the authority of the Board, except with respect to the matters set forth in Section 311 of the California Corporations Code. Notwithstanding any of the foregoing, the powers granted to the Executive Committee may not supersede the powers or responsibilities granted to the Safety and Nuclear Oversight Committee in accordance with the charter of the Safety and Nuclear Oversight Committee.
4.   Time and Place of Directors’ Meetings. Regular meetings of the Board shall be held on such days and at such times and at such locations as shall be fixed by resolution of the Board, or designated by the Chairperson of the Board or, in his or her absence, the Vice Chairperson, or a chief executive officer of the Utility and contained in the notice of any such meeting. Notice of meetings shall be delivered personally or sent by mail or electronic transmission at least seven days in advance unless otherwise authorized.
5.   Special Meetings. The Chairperson of the Board, the Vice Chairperson, the Chairperson of the Executive Committee, a chief executive officer, the President, or any five directors may call a special meeting of the Board at any time. Notice of the time and place of special meetings shall be given to each director by the Corporate Secretary. Such notice shall be delivered personally or by telephone, including a voice messaging system, or by electronic transmission by the Utility, at least forty-eight hours in advance of such meeting, or sent by first-class mail, postage prepaid, at least four days in advance of such meeting.
6.   Quorum. A quorum for the transaction of business at any meeting of the Board or any committee thereof shall consist of one-third of the authorized number of directors or committee members, or two, whichever is larger.
7.   Action by Consent. Any action required or permitted to be taken by the Board may be taken without a meeting if all directors individually or collectively consent in writing to such action and if the number of members of the Board serving at the time constitutes a quorum. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.
8.   Meetings by Conference Telephone. Any meeting, regular or special, of the Board or of any committee of the Board, may be held by conference  telephone, electronic video screen communication, or electronic transmission by or to the Utility. Participation in a meeting through the use of conference telephone or electronic video screen communication constitutes presence in person at that meeting as long as all members participating in the meeting are able to hear one another. Participation in a meeting through electronic transmission by and to the Utility (other than conference telephone and electronic video screen communication) constitutes presence in person at that meeting if both of the following apply: (a) each member participating in the meeting can communicate with all of the other members concurrently; and (b) each member is provided the means of participating in all matters before the board, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the Utility.
9.   Majority Voting. In any uncontested election, nominees receiving the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be elected. In any election that is not an uncontested election, the nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by those shares, shall be elected; votes against a director and votes withheld shall have no legal effect.
For purposes of these Bylaws, “uncontested election” means an election of directors of the Utility in which, at the expiration of the times fixed under Article I, Section 2 of these Bylaws requiring advance notification of director nominees, or for special meetings, at the time notice is given of the meeting at which the election is to occur, the number of nominees for election does not exceed the number of directors to be elected by the shareholders at that election.
If an incumbent director fails, in an uncontested election, to receive the vote required to be elected in accordance with this Article II, Section 9, then, unless the incumbent director has earlier resigned, the term of such incumbent director shall  end on the date that is the earlier of (a) ninety (90) days after the date on which the voting results are determined pursuant to Section 707 of the California Corporations Code, or (b) the date on which the Board selects a person to fill the office held by that director in accordance with the procedures set forth in these Bylaws and Section 305 of the California Corporations Code.
10.   Certain Powers Reserved to the Shareholders. So long as PG&E Corporation shall hold the majority of the outstanding shares of the Utility, PG&E Corporation may require the written consent of the PG&E Corporation Chairperson of the Board or the PG&E Corporation Chief Executive Officer to enter into and execute any transaction or type of transaction identified by the Board of PG&E Corporation as a “Designated Transaction.” For purposes of this Section 10, a Designated Transaction shall be any transaction or type of transaction identified in a duly  adopted resolution of the Board of PG&E Corporation as requiring the written  consent of the PG&E Corporation Chairperson of the Board or the PG&E Corporation Chief Executive Officer pursuant to this Section 10. Notwithstanding the foregoing, nothing in this Section 10 shall limit the power of the Utility to enter into or execute any transaction or type of transaction prior to the receipt by the Corporate Secretary of the Utility of the resolution designating such transaction or type of transaction as a Designated Transaction pursuant to this Section 10.
ARTICLE III
OFFICERS.
1.   Officers. The officers of the Utility shall be elected by the Board and include a Chairperson or President (or both), a Corporate Secretary, a Treasurer, or other such officers as required by law; provided, that, any officer who will be an “executive officer,” as such term is defined in Rule 3b-7 under the Exchange Act, shall be recommended for election to the Board by action of the Safety and Nuclear Oversight Committee. The Board also may elect one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers as may be appropriate, including the offices described below. Any number of offices may be held by the same person.
2.   Chairperson (or Chair) of the Board. The Chairperson of the Board shall be a member of the Board and preside at all meetings of the shareholders, of the directors, and of the Executive Committee in the absence of the Chairperson of that Committee. The Chairperson of the Board shall have such duties and responsibilities as may be prescribed by the Board or these Bylaws. The Chairperson of the Board shall have authority to sign on behalf of the Utility agreements and instruments of every character, and in the absence or disability of the President, shall exercise such officer’s duties and responsibilities unless the Board shall have designated one or more Executive Vice Presidents to serve as a general manager and chief executive officer of the Utility.
3.   Vice Chairperson (or Vice Chair). The Vice Chairperson may be, but is not required to be, a member of the Board and shall have such duties and responsibilities as may be prescribed by the Board, the Chairperson of the Board, or these Bylaws. If the Vice Chairperson is a member of the Board, then (a) in the absence of the Chairperson of the Board, the Vice Chairperson shall preside at all meetings of the Board and of the shareholders; and (b) in the absence of the Chairperson of the Executive Committee and the Chairperson of the Board, the Vice Chairperson shall preside at all meetings of the Executive Committee. The Vice Chairperson shall have authority to sign on behalf of the Utility agreements and instruments of every character.
4.   Chairperson (or Chair) of the Executive Committee. The Chairperson of the Executive Committee shall be a member of the Board and preside at all meetings of the Executive Committee. The Chairperson of the Executive Committee shall aid and assist the other officers in the performance of their duties and shall have such other duties as may be prescribed by the Board or these Bylaws.
5.   President. The President shall be general manager and chief executive officer of the Utility, and shall have such duties and responsibilities as may be prescribed by the Board, the Chairperson of the Board, or these Bylaws. The President shall have authority to sign on behalf of the Utility agreements and instruments of every character.
6.   Executive Vice President. Each Executive Vice President shall have such duties and responsibilities as may be prescribed by the Board, the Chairperson of the Board, the President, or these Bylaws. If there be no President, one or more Executive Vice Presidents, as designated by the Board from time to time, will each serve as a general manager and chief executive officer of the Utility, and may each exercise the duties, responsibilities, authority, and powers of such offices as and to the extent delegated by the Board, including the authority to further delegate such duties, responsibilities, authority, and powers (subject to any specific delegation limitations established by the Board). Unless otherwise specified by the Board, such chief executive officer authority shall be allocated among the Executive Vice Presidents responsible for operations, customer care, and engineering, planning and strategy, to the extent such positions are filled.
7.   Chief Financial Officer.  The Chief Financial Officer shall be responsible for the overall management of the financial affairs of the Utility.  The Chief Financial Officer shall render a statement of the Utility’s an account of all transactions whenever requested by the Board, the Chairperson of the Board, the Vice Chairperson of the Board, the President or a chief executive officer.
8.   Vice Presidents. Each Vice President shall have such duties and responsibilities as may be prescribed by the Board, the Chairperson of the Board, the Vice Chairperson, a chief executive officer, or these Bylaws. The Board may designate different levels of Vice President, such as Executive (as per section 6) or Senior. Each Vice President’s authority to sign agreements and instruments on behalf of the Utility shall be as prescribed by the Board. The Board of the Utility, the Chairperson of the Board of the Utility, the Vice Chairperson of this Utility, or the Chief Executive Officer of PG&E Corporation may confer a special title upon any Vice President.
9.   Chief Risk Officer. The Board may, and unless and until otherwise authorized by the California Public Utilities Commission (the “CPUC”), shall, appoint a Chief Risk Officer to be the enterprise risk officer for the Utility with oversight of risk assessment and mitigation. Any candidate for the Chief Risk Officer shall be approved by the Safety and Nuclear Oversight Committee prior to appointment by the Board. The Chief Risk Officer shall be empowered to report directly to the chief executive officer(s), Safety and Nuclear Oversight Committee and Audit Committee, in each case, of the Utility and PG&E Corporation. The Chief Risk Officer shall be responsible for oversight of risks associated with the Utility’s operations and the environment related to public safety, including, but not limited to, nuclear risk, wildfire risk and risks of other natural disasters as well as new strategic risks confronting utilities. The Chief Risk Officer shall render to the chief executive officer(s), Safety and Nuclear Oversight Committee and Audit Committee (in each case, of the Utility and PG&E Corporation) such periodic reporting as may be required by them. The Chief Risk Officer shall periodically render reports to or appear in front of the CPUC in such periods and in such manner required by the CPUC.
Subject to any requirements of the CPUC, the Chief Risk Officer shall have such other duties as may from time to time be prescribed by the Board, Chairperson of the Board, Vice Chairperson of the Board, chief executive officer(s), Safety and Nuclear Oversight Committee, Audit Committee or these Bylaws.
10.   Chief Safety Officer. The Board may, and unless and until otherwise authorized by the CPUC, shall, appoint a Chief Safety Officer to be responsible for the oversight of the enterprise-wide safety program, including workplace safety and public safety. Any candidate for the Chief Safety Officer shall be approved by the Safety and Nuclear Oversight Committee prior to appointment by the Board. The Chief Safety Officer shall be empowered to report to the chief executive officer(s) and Safety and Nuclear Oversight Committee, in each case, of the Utility and PG&E Corporation. The Chief Safety Officer shall periodically render to the CPUC reports relating to public safety in such periods as required by the CPUC.
Subject to any requirements of the CPUC, the Chief Safety Officer shall have such other duties as may from time to time be prescribed by the Board, Chairperson of the Board, Vice Chairperson of the Board, chief executive officer(s), Safety and Nuclear Oversight Committee or these Bylaws.
11.   Corporate Secretary. The Corporate Secretary shall attend all meetings of the Board and the Executive Committee, and all meetings of the shareholders, and the Corporate Secretary shall record the minutes of all proceedings in books to be kept for that purpose. The Corporate Secretary shall be responsible for maintaining a proper share register and stock transfer books for all classes of shares issued by the Utility. The Corporate Secretary shall give, or cause to be given, all notices required either by law or these Bylaws. The Corporate Secretary shall keep the seal of the Utility in safe custody, and shall affix the seal of the Utility to any instrument requiring it and shall attest the same by the Corporate Secretary’s signature.
The Corporate Secretary shall have such other duties as may be prescribed by the Board, the Chairperson of the Board, the Vice Chairperson, a chief executive officer, or these Bylaws.
The Assistant Corporate Secretaries shall perform such duties as may be assigned from time to time by the Board, the Chairperson of the Board, the Vice Chairperson, a chief executive officer, or the Corporate Secretary. In the absence or disability of the Corporate Secretary, the Corporate Secretary’s duties shall be performed by an Assistant Corporate Secretary.
12.   Treasurer. The Treasurer shall have custody of all moneys and funds of the Utility, and shall cause to be kept full and accurate records of receipts and disbursements of the Utility. The Treasurer shall deposit all moneys and other valuables of the Utility in the name and to the credit of the Utility in such depositaries as may be designated by the Board or any employee of the Utility designated by the Board. The Treasurer shall disburse such funds of the Utility as have been duly approved for disbursement.
The Treasurer shall perform such other duties as may from time to time be prescribed by the Board, the Chairperson of the Board, the Vice Chairperson, a chief executive officer, or these Bylaws.
The Assistant Treasurer shall perform such duties as may be assigned from time to time by the Board, the Chairperson of the Board, the Vice Chairperson, a chief executive officer, or the Treasurer. In the absence or disability of the Treasurer, the Treasurer’s duties shall be performed by an Assistant Treasurer.
13.   General Counsel. The General Counsel shall be responsible for handling on behalf of the Utility all proceedings and matters of a legal nature. The General Counsel shall render advice and legal counsel to the Board, officers, and employees of the Utility, as necessary to the proper conduct of the business. The General Counsel shall keep the management of the Utility informed of all significant developments of a legal nature affecting the interests of the Utility.
The General Counsel shall have such other duties as may from time to time be prescribed by the Board, the Chairperson of the Board, the Vice Chairperson, a chief executive officer, or these Bylaws.
14.   Controller. The Controller shall be responsible for maintaining the accounting records of the Utility and for preparing necessary financial reports and statements, and the Controller shall properly account for all moneys and obligations due the Utility and all properties, assets, and liabilities of the Utility. The Controller shall render to the officers such periodic reports covering the result of operations of the Utility as may be required by them or any one of them.
The Controller shall have such other duties as may from time to time be prescribed by the Board, the Chairperson of the Board, the Vice Chairperson, a chief executive officer, or these Bylaws. The Controller shall be the principal accounting officer of the Utility, unless another individual shall be so designated by the Board.
ARTICLE IV
MISCELLANEOUS.
1.   Record Date. The Board may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, or entitled to receive any dividend or distribution, or allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty nor less than ten days prior to the date of such meeting nor more than sixty days prior to any other action for the purposes for which it is so fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting, or entitled to receive any dividend or distribution, or allotment of rights, or to exercise the rights, as the case may be.
2.   Certificates; Direct Registration System. Shares of the Utility’s capital stock may be certificated or uncertificated, as provided under California law. Any certificates that are issued must be signed in the name of the Utility by the Chairperson of the Board, the Vice Chairperson of the Board, a chief executive officer, or a Vice President and by the chief financial officer, an Assistant Treasurer, the Secretary, or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder.  Any or all of the signatures on the certificate may be a facsimile. In case any officer, Transfer Agent, or Registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer, Transfer Agent, or Registrar before such certificate is issued, it may be issued by the Utility with the same effect as if such person were an officer, Transfer Agent, or Registrar at the date of issue. The Utility may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates in accordance with Section 416 of the California Corporations Code.
Transfers of shares of stock of the Utility must be made by the Transfer Agent and Registrar on the books of the Utility after receipt of a request with proper evidence of succession, assignment, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. Subject to the foregoing, the Board has power and authority to make such rules and regulations as it may deem necessary or appropriate concerning the issue, transfer, and registration  of shares of stock of the Utility, and to appoint and remove Transfer Agents and Registrars of transfers.
3.   Lost Certificates. Any person claiming a certificate of stock to be lost, stolen, mislaid, or destroyed shall make an affidavit or affirmation of that fact and verify the same in such manner as the Board may require, and shall, if the Board so requires, give the Utility, its Transfer Agents, Registrars, and/or other agents a bond of indemnity in form approved by counsel, and in amount and with such sureties as may be satisfactory to the Corporate Secretary of the Utility, before a new certificate (or uncertificated shares in lieu of a new certificate) may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen, mislaid, or destroyed.
ARTICLE V
AMENDMENTS.
1.   Amendment by Shareholders. Except as otherwise provided by law, these Bylaws, or any of them, may be amended or repealed or new Bylaws adopted by the affirmative vote of a majority of the outstanding shares entitled to vote at any regular or special meeting of the shareholders.
2.   Amendment by Directors. To the extent provided by law, these Bylaws, or any of them, may be amended or repealed or new Bylaws adopted by resolution adopted by a majority of the members of the Board; provided, however, that amendments to Article II, Sections 9 and 10 of these Bylaws, and any other Bylaw provision that implements a majority voting standard for director elections (excepting any amendments intended to conform those Bylaw provisions to changes in applicable laws) shall be amended by the shareholders of the Utility as provided in Article V, Section 1.